Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement filed pursuant to Rule 462(b) of our report included in the Registration Statement on Form S-11 (No. 333-210566) dated May 16, 2016, with respect to the audited consolidated financial statements of Gastroenterology Center of the Mid-South, P.C. and Subsidiary, d/b/a Gastro One, for the years ended December 31, 2015 and December 31, 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Watkins Uiberall, PLLC

www.wucpas.com

Memphis, Tennessee

June 28, 2016

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